UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                                                     Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

OVERNITE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Set forth below is the text of the memorandum sent by Overnite Corporation on or about July 22, 2005 to certain of its employees:

[Overnite Corporation Letterhead]

RE:	2005 Equity Swap Program Election

Fellow Employee:

As you know, United Parcel Service, Inc. has agreed to acquire all of our outstanding common stock in exchange for a cash payment of $43.25 per share, without interest thereon. Our shareholders will be asked to approve the merger at a special meeting that will be held on August 4, 2005. If approved by our shareholders, the merger will be completed shortly thereafter. This memorandum explains how the merger will affect your election under our Equity Swap Program (the “ESP”) with respect to any bonus or incentive compensation that you receive for 2005.

You elected to defer all or part of any 2005 bonus or incentive compensation that you earn for 2005 under the ESP feature of the Overnite Corporation Executive Incentive Compensation and Deferral Plan (the “Plan”). As you know, the ESP credits you notional or phantom shares with an initial value equal to $1.50 for each $1.00 of bonus or incentive compensation that you defer. As a general rule, your rights in the ESP shares do not vest for three years.

The ESP feature of the Plan will be terminated in connection with the merger. You have two choices with respect to your 2005 ESP election and each alternative is described below. Your election between the two alternatives will be effective only if the merger is completed.

Alternative 1. You may revoke your 2005 ESP election. Under this alternative, any bonus or incentive compensation that you earn for 2005 and that would have been deferred under the ESP will instead be paid to you. That amount, if any, will be paid at the same time that the Company pays 2005 bonuses to other similarly situated employees or, if earlier, no later than the last date permitted under Section 409A of the Internal Revenue Code. Any payment that you receive under this alternative will be taxable as ordinary income. Applicable income and employment taxes will be withheld from any payment.

Alternative 2. You may change your 2005 ESP election to a “regular” deferral under the Plan. Under this alternative, any bonus or incentive compensation that you earn for 2005 and that would have been deferred under the ESP will be credited as a “Deferred Award” under the Plan. The Plan initially will credit you with $1 for each $1 of bonus or incentive compensation that you defer. Your account in the Plan will be credited with earnings (and charged with losses) based on your selection among the investment measures available under the Plan. Your interest in this deferred amount will be immediately vested. You will not recognize current income for amounts that are deferred under this alternative.

You must sign this memorandum in the space provided below and return it to me by July 29, 2005 in order to acknowledge your receipt of this explanation and your decision as to your 2005 ESP election. If you do not return a signed copy of this memorandum by July 29, 2005, you will be deemed to have elected Alternative 1, i.e., any bonus or incentive compensation that you earn for 2005 bonus will be paid to you as described above. You should keep the attached copy of this memorandum for your records.

Please feel free to contact me at (804) 291-5722 if you have any questions about this memorandum or the treatment of your 2005 ESP election.

Kevin Martin

Director, Compensation and Employee Relations

ELECTION

(Check One)

☐ Alternative 1. I hereby elect to cancel my 2005 Equity Swap Program election and understand that any 2005 bonus or incentive compensation covered by the election will be paid to me as described above.

Date:	_______________________________	Signed:

☐ Alternative 2. I hereby elect to change my 2005 ESP election to be a Deferred Award under the Overnite Corporation Executive Incentive Compensation and Deferral Plan as described above. The deferral shall be allocated among the available investment options as follows (in whole multiples of 1%):

% of Deferral	Investment Options
___%	Vanguard Retirement Savings Trust
___%	Vanguard 500 Index Fund
___%	Vanguard U. S. Growth Fund
___%	Vanguard Small-Cap Index Fund
___%	Vanguard Windsor II Fund
___%	Vanguard International Growth Fund
___%	Vanguard Wellington Fund
___%	Vanguard Total Bond Market Index Fund
___%	Vanguard Prime Money Market Fund
___%	Vanguard Mid-Cap Index Fund
___%	Vanguard Total Stock Market Index Fund
___%	TOTAL (must equal 100%)

The amount deferred under this election, adjusted for investment gains and losses, shall be paid as follows:

Check and/or Complete 1 Selection:

☐ A single cash payment made on (or as soon as practicable after) July 15 in              (enter year). If my employment terminates before that date the payment shall be made as soon as practicable after my termination; provided that the payment must be made in accordance with Section 409A of the Internal Revenue Code.

☐ A single cash payment made as soon as practicable after the termination of my employment; provided that the payment must be made in accordance with Section 409A of the Internal Revenue Code.

☐ A single cash payment made on or about January 15 of the year following the year of the termination of my employment; provided that the payment must be made in accordance with Section 409A of the Internal Revenue Code.

☐ Annual installments for              (insert whole number not to exceed 15) years beginning as soon as practicable after my termination and payable on each anniversary of my termination during that period; provided, however, that the payments must be made in accordance with Section 409A of the Internal Revenue Code.

☐ Annual installments for              (insert whole number not to exceed 15) years beginning as soon as practicable after January 15 of the year following the year of my termination and payable each January 15 during that period; provided, however, that the payments must be made in accordance with Section 409A of the Internal Revenue Code.

☐ A single cash payment made on or about the date that is              (insert whole number not to exceed 15) years after my termination; provided, however, that the payment must be made in accordance with Section 409A of the Internal Revenue Code.

Date:	_______________________________	Signed:

Additional Information about the Merger

In connection with the merger, Overnite has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement. In addition, UPS and Overnite will file other relevant documents concerning the merger with the SEC. We urge you to read the definitive proxy statement and any other relevant documents when they become available because they will contain important information about UPS, Overnite and the merger. You will be able to obtain the documents free of charge at the SEC’s Website, http://www.sec.gov. Documents filed by UPS with the SEC can be obtained by contacting UPS at the following address and telephone number: 55 Glenlake Pkwy. NE, Atlanta, GA 30328, 404-828-6000. Documents filed by Overnite with the SEC can be obtained by contacting Overnite at the following address and telephone number: 1000 Semmes Ave., Richmond, VA 23224, 804-231-8852. We urge you to read the definitive proxy statement and any other relevant documents when they become available carefully before making a decision concerning the merger.

Overnite and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Overnite in connection with the merger. Information about the directors and executive officers of Overnite and their ownership of Overnite common stock is set forth in Overnite’s definitive proxy statement as filed with the SEC.